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                                                                   EXHIBIT 10.11

                   PRIORITIZED LISTINGS SYNDICATION AGREEMENT

      THIS PRIORITIZED LISTINGS SYNDICATION AGREEMENT (the "Agreement"), made as of October 12, 2001 (the "Effective Date"), is made by and between LookSmart, Ltd., a Delaware corporation ("LookSmart"), and ELiberation Inc., a California corporation ("ELiberation") (each, a "Party", or collectively referred to as the "Parties").

      WHEREAS, ELiberation is the owner and provider of the cost-per-click search engine ePilot (the "ePilot Service");

      WHEREAS, LookSmart is the owner of an Internet search and directory service which includes the ability to search the Internet for relevant content by typing a word or set of words into a search box (the "LookSmart Service");

      WHEREAS, the Parties desire to offer LookSmart Service as an integrated component of the ePilot Service;

      NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    INTEGRATION OF LOOKSMART SERVICE INTO EPILOT SERVICE.

      1.1.  DEFINITIONS.

      "LookSmart Search Results" means a set of Prioritized Listings provided by LookSmart from its proprietary database in response to an Internet user's keyword search query on the EPilot Service. The LookSmart Search Results, when integrated into the EPilot Service, will appear on the EPilot Service search results.

      "ELiberation Affiliate" shall mean the web site operators who distribute the EPilot Service or refer Internet users to the EPilot Service.

      "ELiberation Affiliate Site" shall mean the default Internet home page or primary search functionality of ELiberation Affiliates.

      "ePilot Site" shall mean the default Internet home page that is accessed by ELiberation subscribers or other Internet users and is located at www.ePilot.com.

      "Destination Page" means the LookSmart customer's web page accessed by clicking on a Prioritized Listing.

      "Prioritized Listing" means a text-based site title, description (maximum 255 characters, including spaces) and URL hyperlink (with tracking code) which is drawn from the LookSmart database of Prioritized Listings in response to a keyword search query.

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      "Referral" occurs when a bona fide Internet user (which excludes a robot, spider, software, scraper or other mechanical, artificial or fraudulent means, or a person who is not seeking to use the Distribution Provider Service for a legitimate web search, e.g., has been paid or otherwise motivated to click) clicks through on a Listing and accesses a Destination Page. The Listings Provider will identify Referrals by means of a "come from tag" in the Redirect URL hyperlink from Listings. For the avoidance of doubt, no Referral will occur unless the Destination Page is fully served to the end-user's browser.

2. INTEGRATION. LookSmart will provide the LookSmart Search Results in response to a user's keyword search query via a text-based data feed from the LookSmart database. The web pages containing LookSmart Search Results will be served and hosted by ELiberation, provided that ELiberation shall serve the LookSmart Search Results in the order presented to ELiberation by LookSmart. The database and search algorithm (and any modifications thereto during the Term) used to generate the LookSmart Search Results are proprietary to LookSmart and shall remain entirely within LookSmart's control. All Prioritized Listings returned by LookSmart in response to a search query shall in all cases be included by ELiberation (a) in the order provided by LookSmart and (b) in order of prominence relative to other ELiberation results based on the price that LookSmart is paying ELiberation for such queries. If a user's search query does not result in any matches with search results from the LookSmart database, then no LookSmart Search Results will be displayed on the search results page. LookSmart retains the right to modify the appearance and content of the LookSmart Search Results, as well as the underlying database and search algorithm, so long as the modifications do not substantially change the location and layout described in this paragraph. ELiberation will complete integration and launch the Prioritized Listings no later than 14 days from the Effective Date of this Agreement, provided that ELiberation is given all necessary resources and assistance by LookSmart within 5 ays of such date.

3. FEES AND PAYMENT. LookSmart shall pay to ELiberation a specified amount per Referral on a monthly basis based on the volume of Referrals ELiberation generates, as follows:

                                      ***

LookSmart will make such payments to ELiberation within 30 days after the end of calendar month.

4. RESPONSIBILITY FOR LOOKSMART SEARCH RESULTS. LookSmart will be solely responsible for the generation and collection of revenue from advertising or sponsorships on the LookSmart Search Results, and shall have sole responsibility for building the Prioritized Listings database and delivery of the LookSmart Search Results to ELiberation. LookSmart shall retain sole discretion as to the location, type and content of advertising served on the LookSmart Search Results.

5.    REPORTING AND USER DATA.

      5.1 MONTHLY TRAFFIC REPORTS. LookSmart shall provide to ELiberation monthly Referral summaries within 30 days following the end of each month detailing the number of Referrals and the revenue generated in the corresponding month ("Traffic Reports").


*** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

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LookSmart's determination of the number of Referrals during any period shall be dispositive, unless there is a ten (10%) or greater discrepancy between the numbers reported by the parties, in which case the parties will promptly meet and work together in good faith to determine the cause of the discrepancy. Once a discrepancy is identified, the Parties will make any necessary adjustments at the time of the next payment.

      5.2. BOOKS & RECORDS; AUDITING. During the Term of this Agreement and for a period of six months thereafter, the Parties will each maintain accurate and complete books and records, including copies of all customer and other correspondence, relating to such Party's performance of its obligations under this Agreement. Each Party will have the right, no more than once in any twelve
(12) month period during the Term, to audit the other Party's books and records which are relevant to the performance of its obligations under this Agreement upon ten (10) days' prior written notice. Such audits will be performed by the auditing Party's representatives and will be conducted during normal business hours. Costs for such audits will be paid for by the auditing Party, unless the results of the audit show a shortfall in any payment owed or paid to ELiberation during the period covered by the audit exceeding ten percent (10%), in which case the reasonable costs for the audit will be paid by LookSmart.

      5.3. TRAFFIC INCREASES; AFFILIATE DISTRIBUTION AND CLICK THROUGH RATE. ELiberation will provide LookSmart with 30 days prior written notice (or as soon as possible if implementation is completed in less than 30 days) before launching the ePilot Service with new affiliates or traffic sources that will, in ELiberation's reasonable opinion, increase the number of monthly Referrals by the greater of (i) 30% or more over then-current levels or (ii) increase the total monthly Referrals to over two million Referrals per month. Notice shall include the proposed time frame for launching the LookSmart Search Results and ELiberation's reasonable estimate of the likely increase in traffic on a monthly basis during the remainder of the Term. LookSmart will have no obligation to pay for Referrals for which a timely notice is not provided under this section. LookSmart reserves the right, upon written notice to ELiberation, to refuse to allow distribution, sublicensing and syndication of the LookSmart Search Results on the particular affiliate or traffic source, in its sole discretion. If at any time during the term of this Agreement, the average Click Through Rate (total Referrals to LookSmart divided by total queries) from the iPilot Service falls below 0.5% over a 14 day period, LookSmart will have the option to stop processing queries, and the parties will promptly meet and work together in good faith to determine the cause of the low Click Through Rate. Upon LookSmart's request, ELiberation will make commercially reasonable effort to offer reporting of affiliate traffic to allow LookSmart to determine the performance of Prioritized Listings on the ePilot Service and ePilot Affiliate Sites.

6.    LICENSES.

      6.1. TRADEMARK LICENSE. During the Term of this Agreement, each party hereby grants to the other party a non-exclusive, non-sub-licensable, non-transferable, royalty-free right and license (the "Trademark License") to use, display and reproduce such party's name, logo, trademarks and service marks (the "Trademarks"), solely for the purposes of displaying and maintaining the LookSmart Service and EPilot Service as set forth in this Agreement. Each party

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acknowledges that the other party's Trademark is and will remain the exclusive property of such party and all use by each party of any Trademark will inure solely to the benefit of the owning party. Neither this Agreement nor any rights granted hereunder will operate as a transfer of any rights in or to any Trademark, except for the limited rights expressly granted under this Agreement. No party will take any action that would undermine, conflict with, or be contrary to the intellectual property rights and interest of the other party, including, without limitation, any use of, or attempt to register, any trademark, service mark or trade name substantially similar to any other party's Trademark.

      6.2. DATABASE LICENSE. During the Term of this Agreement and subject to the terms hereof, LookSmart hereby grants to ELiberation a royalty free, non-transferable, non-exclusive license, to (i) use, transmit, integrate, display and distribute the LookSmart Search Results (the "Content") via the EPilot Service, to Internet end-users on the ELiberation Site, and (ii) subject to Section 5.3 above, sublicense the Content to ELiberation Affiliate Sites, provided that such ELiberation Affiliates shall enter into a written contract with ELiberation by which the same license and trademark limitations and restrictions are placed on ELiberation Affiliates as are placed hereby on ELiberation. ELiberation shall not allow any of the Content to be used, disclosed to or shared with any ELiberation related entities, except in accordance with the terms hereof. The rights granted by LookSmart hereunder, including without limitation the license regarding the Content, are limited to the display and distribution as part of the EPilot Service directed primarily at Internet end-users in North America. LookSmart grants no license for any such services directed primarily at Internet end-users outside North America.

      6.3. CONTENT AND DATA OWNERSHIP. LookSmart shall retain all right, title and interest in and to the LookSmart directory, database, algorithm and related technology, and all traffic data collected under this Agreement. LookSmart will retain all right, title and interest in and to the intellectual property included in the Content (including, but not limited to, ownership of all copyrights and other intellectual property rights therein). Other than as expressly set forth herein, ELiberation and its agents, officers, directors, employees, related parties, affiliates and representatives will not (i) sell, resell, rent, license, sublicense, transfer, assign or redistribute in any way the Content except as may be expressly permitted herein; or (ii) attempt to reverse engineer, decompile, disassemble or otherwise attempt to derive any of LookSmart's Content, algorithms, databases, computer programs, ontology, directory structure, patents, copyrights, or other proprietary rights or LookSmart's methodology related to the creation and compilation of LookSmart URLs from the Content or any other information furnished to ELiberation by LookSmart, or permit any third party to attempt any of the foregoing.

7. PUBLICITY. LookSmart and ELiberation shall consult and confer with each other prior to making any public announcement concerning any of the transactions contemplated in this Agreement, and shall cooperate with each other to issue appropriate joint press releases in connection with the execution of this Agreement. Neither LookSmart nor ELiberation shall issue a press release or make any other public statement concerning the existence or terms of this Agreement or any of the transactions contemplated in this Agreement without the prior written approval of the other Party; provided that nothing in this Section shall prevent a Party from making a public disclosure which is, in the opinion of such Party's counsel, required by applicable law or the rules and regulations of the securities exchange on which such Party is

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listed; provided further that in such event, the disclosing party provides the other party with written notice of the intended disclosure and uses reasonable efforts to obtain confidential treatment of the relevant portions of the Agreement.

8. TERM. The term of this Agreement will commence on the Effective Date and, unless earlier terminated, will continue for *** from the Effective Date (the "Initial Term"). This Agreement will automatically be renewed for successive *** periods (each, a "Renewal Term") on the same terms and conditions at the end of the Initial Term and at the end of each Renewal Term, unless either party provides at least 60 days prior notice of non-renewal of the then-current Term. The Initial Term and any Renewal Terms shall be known collectively as the "Term". During the Term, either Party may terminate the Agreement if (i) the other Party materially breaches the Agreement and the breach remains uncured for 30 days after receipt of written notice of the breach, or (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors; (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within 60 days of filing. After the Initial Term, either party may terminate the Agreement on 60 days' prior written notice at any time for any reason.

      8.1. EVENTS UPON TERMINATION. Upon termination of this Agreement, each Party shall cease to use the Content, intellectual property, trademarks, service marks and/or trade names of the other Party, except as the Parties may agree in writing.

      8.2. SURVIVABILITY. Sections 7 through 12 hereof shall survive and continue beyond the term and termination of this Agreement for a period of one year.

9.    CONFIDENTIALITY.

      9.1. The Parties agree and shall cause their directly or indirectly related parties, parent, sister or brother companies, affiliates, employees, contractors, agents and representatives, if any, to agree to hold all Confidential Information, as defined herein, in trust and confidence for a period of five (5) years after the expiration of the Term. Except as may be authorized by the Party disclosing Confidential Information (the "Disclosing Party") in writing, the Party receiving any Confidential Information (the "Receiving Party") shall not use such information for any purpose or disclose it to any person or entity, other than in the performance of the Receiving Party's obligations and duties under this Agreement.

      9.2. "Confidential Information" shall mean any information relating to or disclosed by either party in the course of the performance of this Agreement, which is or should be reasonably understood to be confidential or proprietary, including, but not limited to, the LookSmart database, search technology, algorithms, directory organization and structure, technology, material terms of this Agreement, technical processes, source code, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. Confidential Information shall not include, and the Receiving Party will not be liable for disclosure of, any information received by the Receiving Party under this Agreement if

*** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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the information: (a) is generally available to or known to the public through no wrongful act of the Receiving Party; (b) was previously known by the Receiving Party through no wrongful act of the Receiving Party; (c) was disclosed to the Receiving Party by a third party under no obligation of confidentiality to the Disclosing Party; or (d) is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law, provided that the Receiving Party will first have provided the Disclosing Party with prompt written notice of such required disclosure and will take reasonable steps to allow the Disclosing Party to seek a protective order with respect to the confidentiality of the information required to be disclosed.

10.   REPRESENTATIONS AND WARRANTIES.

      10.1. BY LOOKSMART. LookSmart hereby represents and warrants as follows:

            (a) The content of the LookSmart Search Results served by LookSmart, which includes all text, graphics, logos, trademarks, content or copyrighted material of LookSmart or any third party, but does not include any content, copyrighted material, photos, graphics, text or other information accessed by clicking through the LookSmart Service onto a third party's website (the "Service Content"), and the LookSmart Trademarks licensed to ELiberation for use hereunder, are owned or licensed by LookSmart.

            (b) LookSmart has the authority and full corporate power to enter into this Agreement, and the execution, delivery and performance of this Agreement by LookSmart does not constitute or cause a breach of its charter, by-laws, any license or permit, or any other agreement to which LookSmart is a party.

      10.2. BY ELIBERATION. ELiberation hereby represents and warrants as follows:

            (a) The content on the EPilot Service and the advertising and promotional material served by ELiberation on the EPilot Service, which includes all text, graphics, logos, trademarks, content or copyrighted material of ELiberation or any third party displayed the EPilot Service, but does not include any content, copyrighted material, photos, graphics, text or other information accessed by clicking through the EPilot Service onto a third party's website (the "EPilot Service Content"), and the ELiberation Trademarks licensed to LookSmart for use hereunder, are owned by ELiberation or licensed to ELiberation.

            (b) ELiberation has the authority and full corporate power to enter into this Agreement, and the execution, delivery and performance of this Agreement by ELiberation does not constitute or cause a breach of its charter, by-laws, any license or permit, or any other agreement to which ELiberation is a party.

11.   INDEMNIFICATION.

      11.1. Except as otherwise provided in this Agreement, subject to the conditions and limitations set forth below in this Section 11, each Party to this Agreement (an "Indemnifying Party") will defend, indemnify and hold the other Party, its parent, subsidiaries and affiliates, and its current and former officers, directors, employees, contractors, agents and representatives

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(collectively, the "Indemnified Party") harmless from and against any and all liabilities, losses, damages and costs, including reasonable attorneys' fees (collectively, "Losses"), resulting from a third party claim connected with (a) any breach by an Indemnifying Party of any covenant, representation or warranty contained herein, (b) the failure by an Indemnifying Party or any of its dealers, agents, employees or subcontractors to perform its duties or obligations hereunder, (c) the negligent, intentionally wrongful or illegal acts or omissions of an Indemnifying Party or any of its dealers, agents, employees or subcontractors, or (d) any statement by an Indemnifying Party containing misleading or inaccurate references to the other Party, including the other Party's products or services, in any press release or other public statement for which prior written approval was not obtained.

      11.2. NOTICE; PROCEDURE. It will be an ongoing condition of the foregoing indemnity that the Indemnified Party give the Indemnifying Party prompt written notice of any actual or threatened claim, and provide the Indemnifying Party with all reasonably accessible information regarding such claims in the Indemnified Party's possession. The Indemnified Party will promptly notify the Indemnifying Party of any claim, demand, suit or proceeding for which the Indemnifying Party has agreed to indemnify and hold the Indemnified Party harmless, and the Indemnifying Party, upon written request by the Indemnified Party, will promptly defend and continue the defense of such claim, demand, suit or proceeding at the Indemnifying Party's expense. If the Indemnifying Party fails to undertake and continue such defense, the Indemnified Party will have the right (but not the obligation) to make and continue such defense as it considers appropriate, and the expenses and costs thereof, including but not limited to attorneys' fees, out-of-pocket expenses and the costs of an appeal and bond thereof, together with the amounts of any judgment rendered against the Indemnified Party, will be paid by the Indemnifying Party. The Indemnifying Party shall not enter into any settlement of an indemnified claim for which the Indemnified Party does not receive a general release without the prior written approval of the Indemnified Party. Nothing herein will prevent the Indemnified Party from defending, if it so desires in its own discretion, any such claim, demand, suit or proceeding at its own expense through its own counsel, notwithstanding that the defense thereof may have been undertaken by the Indemnifying Party.

      11.3. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, EACH PARTY SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR ANY IMPLIED WARRANTY ARISING OUT OF COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE.

      11.4. THE INDEMNIFICATION OBLIGATIONS SET FORTH HEREIN SHALL BE THE SOLE AND EXCLUSIVE MEANS OF OBTAINING A REMEDY FROM A PARTY HERETO IN CONNECTION WITH THIS AGREEMENT, EXCEPT IN THE EVENT OF FRAUD, GROSS NEGLIGENCE OR CRIMINAL CONDUCT. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN

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ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY OR
ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE AMOUNT OF EITHER PARTY'S LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT SHALL BE LIMITED TO THE AMOUNTS PAID UNDER THIS AGREEMENT BY LOOKSMART DURING THE 12 MONTHS PRECEDING THE DATE OF THE INDEMNIFYING PARTY'S RECEIPT OF NOTICE OF CLAIM FOR LOSSES.

12.   GENERAL PROVISIONS.

      12.1. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and supersedes any and all prior written or oral proposals, agreements, and representations between them. This Agreement may be changed only by mutual agreement of the parties in writing. No waiver by either Party of any breach of any term or condition of this Agreement will constitute a waiver of, or consent to, any subsequent breach of the same or any other term or condition of this Agreement.

      12.2. ASSIGNMENT. This Agreement will be binding on and will inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated by either Party without the express prior written consent of the other Party or its successors, which consent shall not be unreasonably withheld, and any purported assignment in derogation of the foregoing shall be without any effect; provided that either party may freely assign this Agreement, with notice to the other party, to a successor in interest or other entity acquiring said party through the sale of all or substantially all of said party's assets, acquisition, merger or similar transaction, provided that the successor entity has agreed in writing to assume all rights and obligations of said party hereunder.

      12.3. SEVERABILITY. Any term or provision of this Agreement held to be illegal or unenforceable shall, if possible, be interpreted so as to be construed as valid, but in any event the validity or enforceability of the remainder hereof shall not be affected.

      12.4. NOTICES. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and may be personally served, sent by a recognized overnight courier or by registered or certified United States, or Canadian mail, return receipt requested, and shall be deemed to have been received when: (a) delivered in person; (b) one (1) business day after delivery to the office of such overnight courier service; or (c) three (3) business days after depositing the notice in the United States or Canadian mail with postage prepaid and properly addressed to the other Party via certified or registered mail. Any such notices will be addressed as follows, or to such other address as may be specified hereafter in writing in accordance with this sentence:

            For LookSmart:

            LookSmart, Ltd.
            625 Second Street
            San Francisco, CA  94107
            Attn:  Business Development
            Copy to: Erik Riegler, Esq.
            Fax:  (415) 348-7034

            For ELiberation:

            ELIBERATION.com Inc.

            eLiberation Corporation
            24422 Avenida de la Carlota Suite 120
            Laguna Hills, CA 92653

      12.5. CHOICE OF LAW. This Agreement will be governed by and construed in accordance with the substantive laws of the State of California, without regard to or application of choice-of-laws provisions, and the Parties agree to submit to the exclusive jurisdiction of and bring any actions in the state or federal courts located in the State of California, San Francisco County.

      12.6. INDEPENDENT CONTRACTORS. The parties agree that their relationship is that of independent contractors acting for their own account. Neither Party is authorized to make any commitment or representation, express or implied, on the other's behalf unless authorized in writing. This Agreement will not be interpreted or construed to create an association, joint venture or partnership or to impose any partnership obligation or liability upon either Party.

      12.7. HEADINGS. The section headings herein are provided for convenience only and have no substantive effect on the construction of this Agreement.

      12.8. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. A facsimile of a signed copy of this Agreement received from either Party may be relied upon as an original.

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IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Agreement as of the date set forth on the first page hereof.

LOOKSMART, LTD.                            ELIBERATION INC.

By: /s/ Scott Stanford                     By: /s/ David Lowe
    ---------------------------------          ---------------------------------

Name:   Scott Stanford                     Name:   David Lowe

Title:  VP. Business Development           Title: Business Development Manager

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          AMENDMENT TO THE PRIORITIZED LISTINGS SYNDICATION AGREEMENT
              BETWEEN LOOKSMART, LTD. AND INTERCHANGE CORPORATION

      This Amendment (the "Amendment") to the Prioritized Listings Syndication Agreement dated as of October 19, 2001 (as amended, the "Agreement") is entered into and effective as of June 30, 2004 (the "Effective Date") by and between LookSmart, Ltd., a Delaware corporation, ("LookSmart") and Interchange Corporation (formerly eLiberation Inc.), a Delaware corporation ("Partner").

      NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree that during the term of this Amendment, the Agreement will be amended as follows:

1.    Section 1. Section is hereby amended to include the following definitions:

      "CLICK" occurs when a bona fide Internet user (which excludes a robot, spider, software, scraper or other mechanical, artificial or fraudulent means, or a person who is not seeking to use the Partner Network for a legitimate web search, e.g. has been paid or otherwise motivated to click) clicks on a Paid Listing and accesses the destination site.

      "GROSS REVENUE" means total invoices generated from Search Results on Partner Network during the applicable period, plus or minus any net credits or returns from previous periods.

      "PAID LISTING" means a listing for which a third party has paid to include in Search Results.

      "PARTNER NETWORK" means all of Partner's affiliates which are under contractual obligation to distribute Partner's search results across their websites. Partner's affiliates include:

      "SEARCH RESULTS" means Prioritized Listings provided by LookSmart to Partner hereunder during the Term hereof. The Search Results will include Sponsored Search.

      "SPONSORED SEARCH" means a LookSmart product that returns results containing only Paid Listings. The amount that an advertiser pays to LookSmart influences (among other factors) the position in which the advertiser's listing appears in Sponsored Search.

      2. Section 3. Section 3 is hereby deleted and replaced with the following:

      COST PER CLICK (CPC). Subject to the terms and conditions hereof, for any given calendar month, LookSmart will pay Partner ***% of Gross Revenue for all valid Clicks generated by Partner, as recorded by LookSmart's proprietary click tracking system. LookSmart will have sole discretion to adjust the CPC bid revenue share to more than ***% of Gross Revenue for each search term. Partner may use the CPC bid included in the live feed for its internal purposes, but the parties agree that all CPC bid amounts submitted by LookSmart are confidential information for internal use only, and shall not be posted on Partner's or Partner's Network web pages or disclosed to any third parties.

      3. Section 8. Section 8 is hereby deleted and replaced with the following:

      8.1 TERM. The term of this Agreement (the "TERM") will begin on the Effective Date of this Amendment and will end *** later. The Agreement will then automatically renew for successive *** periods, unless either party gives written notice to the other party of its intention not to renew at least 60 days prior to the end of the then-current term or renewal term.

      8.2 TERMINATION. Either party may terminate this Agreement if the other party (i) materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following delivery of written notice to the breaching party of the breach, or (ii) is subject


*** Portions of this page have been omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.


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            to voluntary or involuntary bankruptcy proceedings, insolvency, liquidation or otherwise substantially discontinues its business operations.

      8.3 EFFECT OF TERMINATION. Termination of this Agreement by either party will not act as a waiver of any breach of this Agreement and will not act as a release of either party hereto from any accrued liability (including payments as set forth in the following section) or liability for breach of such party's obligations under this Agreement. Within thirty (30) days following the expiration or termination of this Agreement, each party will pay to the other party all sums, if any, due and owing as of the date of expiration or termination, net of any amounts due from the other party as of such date. Upon the expiration or termination of this Agreement for whatever reason, each party shall immediately cease to use the other party's trademarks, proprietary information, Search Results, intellectual property (including derivative works or modifications thereof) and Confidential Information in any manner whatsoever, and shall destroy or return (at the option of the other party), any such property, or materials representing the same to the other party, and provide the other party with an officer's certificate attesting to such return/destruction. For the avoidance of doubt, upon termination or expiration of this Agreement, the license granted hereunder shall terminate and Partner and its agents shall immediately cease all use of the Search Results.

      8.4 SURVIVABILITY. Sections 7 through 12 hereof shall survive and continue beyond the term and termination of this Agreement for a period of one year.

4. Section 12.2. Section 12.2 is hereby deleted and replaced with the following:

      ASSIGNMENT/CHANGE OF CONTROL. Neither party may assign this Agreement, in whole or in part, without the other party's written consent (which will not be unreasonably withheld). In the event of a change of control, merger, reorganization or sale of all, or substantially all, of one party's assets to a third party, the other party may terminate this Agreement upon 10 days prior written notice at any time after the closing of such transaction. For the purposes hereof, a 'change of control' shall mean a transaction in which the shareholders of a party prior to the closing do not retain majority ownership of the party after the closing of such transaction.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above. In the event of any conflict between the terms hereof and the terms of the Agreement, the terms hereof shall govern. This Amendment may be executed in counterparts, each of which may be an original or fax copy, and all of which together shall form one instrument.

LOOKSMART LTD.                             INTERCHANGE CORPORATION

By: /s/ A. Mamone                          By: /s/ David Lowe
    -----------------------------------        ---------------------------------
Name: A. Mamone                            Name: David Lowe
      ---------------------------------          -------------------------------
Title: SVP, Sales & Marketing              Title: Director, Business Development
       --------------------------------           ------------------------------

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